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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INRANGE TECHNOLOGIES CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  * * * * * * *

         The undersigned President and Chief Executive Officer of Inrange Technologies Corporation does hereby certify as follows:

1. The name of the corporation (the "Corporation") is Inrange Technologies Corporation.

         2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 1977 under the name Data/Switch Corporation.

         3. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation (a) has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, (b) approved by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the DGCL and (c) duly executed by an officer of the Corporation in accordance with Section 103 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation, as amended and restated, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

4. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

         5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:
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                                    ARTICLE I


         The name of the corporation (the "Corporation") is Inrange Technologies Corporation.

                                   ARTICLE II


         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III


         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV


         (a) The total number of shares of stock that the Corporation shall have authority to issue is four hundred and twenty million (420,000,000) shares, consisting of (i) one hundred and fifty million (150,000,000) shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), (ii) two hundred and fifty million (250,000,000) shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock") and (iii) twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). As used herein, the term "Common Stock" means the Class A Common Stock and the Class B Common Stock, or either of them.


         (b) The following is a statement of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock.


              (i) Except as otherwise set forth in this Article IV, the relative powers, preferences, and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects.


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              (ii) Subject to any rights of holders of Preferred Stock and subject to any other provisions of this Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to the Class A Common Stock or with respect to the Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Stock, in an equal amount per share; provided, however, that, in the case of dividends or other distributions payable in Common Stock, including without limitation, distributions pursuant to stock splits or divisions of the Common Stock, only shares of Class A Common Stock shall be paid with respect to the Class A Common Stock and only shares of Class B Common Stock shall be paid with respect to the Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock so paid shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in proportion for each class.


              (iii) (A) At each meeting of the stockholders of the Corporation, each holder of Class A Common Stock shall be entitled to five votes in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to one vote in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation, in connection with the election of directors and all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or by this Article IV, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.


                     (B) Except as otherwise provided by law, and subject to any rights of holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a


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                     majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. Any increase in the authorized number of shares of any class of stock of the Corporation or the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any class of stock of the Corporation shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or the Class B Common Stock.


                     (C) Each reference in this Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as applicable, are entitled.


              (iv) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of any amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and the holders of Class B Common Stock (and, for the avoidance of doubt, such distribution shall be irrespective of the difference in voting rights between such classes of stock).


              (v) (A) Prior to the date on which shares of Class A Common Stock are transferred to the holders of shares of common stock, par value $0.01 per share ("SPX Common Stock"), of SPX Corporation, a Delaware corporation ("SPX"), in a Tax-Free Spin-Off (as defined in paragraph (b)(v)(B) below), each record holder of shares of Class A


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                     Common Stock may from time to time convert any or all of
                     such shares into an equal number of shares of Class B Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class A Common Stock into the same number of shares of Class B Common Stock and requesting that the Corporation issue all of such shares of Class B Common Stock to Persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such Person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class A Common Stock shall no longer be convertible into shares of Class B Common Stock. For purposes of this Certificate of Incorporation, "Person" shall mean any individual, firm, corporation, partnership or other entity.


                     (B) Prior to a Tax-Free Spin-Off, each share of Class A Common Stock shall automatically convert into one share of Class B Common Stock upon the transfer of such share if, after such transfer, such share is not Beneficially Owned (as defined below) by SPX or an Affiliate of SPX. Shares of Class A Common Stock shall not convert into shares of Class B Common Stock (1) in any transfer effected in connection with a distribution of Class A Common Stock as a spin-off or split-off to holders of SPX Common Stock intended to be effected on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (a "Tax-Free Spin-Off"), or (2) in any transfer after a Tax-Free Spin Off. For purposes of this paragraph (b)(v)(B), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to holders of SPX Common Stock following receipt of an affidavit described in paragraph
                     (b)(v)(D)(3) below. For purposes of this Certificate of Incorporation, "Beneficial Owner," "Beneficially Own," "Beneficial Ownership" and words of similar import shall have the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on June 1, 2000.


                           Immediately upon the conversion of shares of Class A
                     Common Stock into shares of Class B Common Stock, the rights of


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                     the holders of shares of Class A Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class B Common Stock into which such shares of Class A Common Stock shall have been converted; provided, however, that such Persons shall be entitled to receive when paid all dividends, if any, which shall have been declared on the Class A Common Stock as of a record date preceding the time of such conversion and which shall be unpaid as of the time of such conversion, but the provisions contained in paragraph (b)(v)(F) below shall likewise apply to such dividends.


                     (C) Prior to a Tax-Free Spin-Off, holders of shares of Class A Common Stock may (1) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (b)(v)(D) below, and under no other circumstances, or (2) convert any or all of such shares into shares of Class B Common Stock as provided in paragraph (b)(v)(A) above. Prior to a Tax-Free Spin-Off, no one other than those Persons in whose names shares of Class A Common Stock shall have become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation which, pursuant to paragraph (b)(viii) below, shall have been reclassified into shares of Class A Common Stock, or transferees or successive transferees who receive shares of Class A Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (b)(v)(D) below, shall by virtue of the acquisition of a certificate for shares of Class A Common Stock have the status of an owner or holder of shares of Class A Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class A Common Stock.


                           Holders of shares of Class A Common Stock may at any
                     and all times transfer to any Person the shares of Class B Common Stock issuable upon conversion of such shares of Class A Common Stock, subject to compliance with applicable laws.


                     (D) Prior to a Tax-Free Spin-Off, shares of Class A Common Stock shall be transferred on the books of the Corporation and a new


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
                     certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                            1 an affidavit from SPX stating that such certificate is being presented to effect a transfer by SPX of such shares to an Affiliate (as defined below) of SPX; or

                            2 an affidavit from SPX stating that such certificate is being presented to effect a transfer by any Affiliate of SPX of such shares to SPX or another Affiliate of SPX; or

                            3 an affidavit from SPX stating that such certificate is being presented to effect a transfer by SPX of such shares to the holders of SPX Common Stock in connection with a Tax-Free Spin-Off.

                            For purposes of this Certificate of Incorporation,
                     "Affiliate" shall have the meaning ascribed to it in Rule 405 under the Securities Exchange Act of 1934, as in effect on June 1, 2000.


                     (E) Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class A Common Stock shall bear a legend on the face thereof reading as follows:

                            "The shares of Class A Common Stock represented by
                     this certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in paragraph (b)(v)(D) of Article IV of this Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (b)(v)(D) of said Article IV is entitled to own or to be registered as the record holder of such shares of Class A Common Stock, but the record holder of this certificate may at any time convert such shares of Class A Common Stock into the same number of shares of Class B Common Stock. Each holder


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                           of this certificate, by accepting the same, accepts
                           and agrees to all of the foregoing."


                                    Upon and after the transfer of shares in a
                           Tax-Free Spin-Off, shares of Class A Common Stock shall no longer bear the legend set forth above in this paragraph (b)(v)(E).


                           (F) Upon any conversion of shares of Class A Common Stock into shares of Class B Common Stock pursuant to the provisions of this paragraph (b)(v), any dividend which may have been declared on the shares of Class A Common Stock so converted and for which the record date or payment date shall be subsequent to such conversion, shall be deemed to have been declared, and shall be payable, with respect to the shares of Class B Common Stock into which such shares of Class A Common Stock shall have been so converted, provided that any such dividend which was declared to be payable in shares of Class A Common Stock shall instead be deemed to have been declared, and shall be payable, in shares of Class B Common Stock.

                           (G) The Corporation shall not reissue or resell any shares of Class A Common Stock which shall have been converted into shares of Class B Common Stock pursuant to or as permitted by the provisions of this paragraph (b)(v), or any shares of Class A Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class A Common Stock accordingly.

                                    The Corporation shall at all times reserve
                           and keep available, out of its authorized but unissued Common Stock, such number of shares of Class B Common Stock as would become issuable upon the conversion of all shares of Class A Common Stock then outstanding.


                           (H) The Corporation shall not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class B Common Stock on the conversion of shares of Class A Common Stock pursuant to


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                           this paragraph (b)(v), and no such issue or delivery
                           shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (vi) All rights to vote and all power (including, without limitation, thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as expressly provided in this Certificate of Incorporation, in a Preferred Stock Designation (as defined below) or as otherwise expressly required by applicable law.


              (vii) No stockholder shall be entitled to exercise any right of cumulative voting.


              (viii) Immediately upon the effectiveness of this Certificate of Incorporation, without the further action of the Corporation or the stockholders of the Corporation, each share of common stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as 75,633.333 shares of Class A Common Stock (the "Reclassification"). Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $0.01 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Class A Common Stock into which the shares of common stock represented by such certificate are reclassified in the Reclassification. Until surrendered and exchanged in accordance therewith, each certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $0.01 per share, shall represent the number of shares of Class A Common Stock into which the shares of common stock of the Corporation, par value $0.01 per share, represented by such certificate are reclassified in the Reclassification.


         (c) The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, rights, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations and


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         restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:


              (i) The designation of the class or series, which may be by distinguishing number, letter or title.


              (ii) The number of shares of the class or series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).


              (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the class or series.


              (iv) The dates on which dividends, if any, shall be payable.


              (v) The redemption rights and price or prices, if any, for shares of the class or series.


              (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series.


              (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.


              (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.


              (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series.


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              (x) The voting rights, if any, of the holders of shares of the class or series.


         (d) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


         (e) No stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled as such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether now or hereafter authorized, and whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.


         (f) No stockholder of the Corporation shall have any right to have the shares of Common Stock held by such holder redeemed by the Corporation.

                                    ARTICLE V


         (a) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:


              (i) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; and provided further that, in the case of amendments by stockholders, effective as of the date (the "Trigger Date") on which SPX and its Affiliates cease to be the Beneficial Owners of an aggregate of at least a majority of the aggregate voting power of the then outstanding shares of Voting Stock (as defined below), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws or adopt any provision of the Bylaws inconsistent with any other provision of the Bylaws; and


              (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts


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              and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.


         (b) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a)(i) of this Article V. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors.

                                   ARTICLE VI


         (a) Subject to any rights of the holders of Preferred Stock or any other class or series of stock as set forth in this Certificate of Incorporation to elect additional directors under specific circumstances:


              (i) Any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation (either by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that, effective as of the Trigger Date, any corporate action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent in lieu of such a meeting.


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              (ii) Special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board or by the Chairman of the Board; provided, that, prior to the Trigger Date, special meetings of the stockholders of the Corporation shall also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. Except as expressly provided in the immediately preceding sentence, any power of stockholders to call a special meeting is specifically denied.


         (b) No business other than that stated in the notice shall be transacted at any special meeting of stockholders.


         (c) Advanced notice of the proposal of business by stockholders shall be given in the manner provided in the Bylaws of the Corporation, as amended and in effect from time to time.


         (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                                   ARTICLE VII


         (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by a resolution adopted by the Board of Directors.


         (b) The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2002, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2003. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at


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         the annual meeting of stockholders held in the third year following the year of their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.


         (c) A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office.


         (d) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office only for cause upon the affirmative vote of holders of at least 80% of the voting power of the then outstanding Voting Stock, voting as a single class. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.


         (e) Except as otherwise provided for in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the removal of a director by the action of stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


         (f) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation, as amended and in effect from time to time.


         (g) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         (h) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

                                  ARTICLE VIII


         (a) Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted prior to such amendment) or any other applicable laws as presently or hereafter in effect.


         (b) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater than or different from that provided in this Article VIII.

                                   ARTICLE IX


         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

                                    ARTICLE X

         Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this
         Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

              IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Gregory R. Grodhaus, its President and Chief Executive Officer, this 28th day of June, 2000.




                               INRANGE TECHNOLOGIES CORPORATION




                               By:  /s/ Gregory R. Grodhaus
                                   -------------------------------------------
                                   Name: Gregory R. Grodhaus
                                   Title:President and Chief Executive Officer




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